UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 15, 2005

GUITAR CENTER, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-22207	95-4600862
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5795 Lindero Canyon Road Westlake Village, California		91362
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (818) 735-8800

Not Applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Effective with the April 15, 2005 completion of the acquisition of Music & Arts Center, Inc., a Maryland corporation (“MAC”), as more fully described in Item 2.01, Ken O’Brien, the President of MAC, became the President of the division of Guitar Center, Inc. (“Guitar Center”) to be formed by combining the operations of MAC with Guitar Center’s existing American Music division, and Mr. O’Brien also became an executive officer of Guitar Center.  At the time of the closing of the transaction, Mr. O’Brien entered into an Employment Agreement and a Covenant Not To Compete with subsidiaries of Guitar Center, which agreements are filed as Exhibits 99.3 and 99.4 to this Current Report and incorporated herein by this reference.

Item 2.01.  Completion of Acquisition or Disposition of Assets.

On April 15, 2005, Guitar Center, through its wholly-owned subsidiary Guitar Center Stores, Inc. (“GCSI”), completed its previously announced acquisition of all of the capital stock of MAC.  MAC is a Maryland-based retailer with an emphasis on the beginning musician, and operates 62 retail locations and 6 educational support centers.  The stock of MAC was acquired by merger from the existing stockholders of MAC, including Ken O’Brien, the President of MAC, who will also be President of the division of Guitar Center to be formed by combining the operations of MAC with Guitar Center’s existing American Music division.  Prior to this transaction, no stockholder of MAC had a material preexisting relationship with Guitar Center or any of our affiliates, or to our knowledge any of our directors or officers or any associate of any such person.  The purchase consideration consisted of $90 million in cash, subject to adjustment as provided for in the related merger agreement, plus the assumption of debt and other deferred obligations.  The acquisition was funded from cash on hand and drawings under Guitar Center’s line of credit.

The description of the terms of the acquisition of MAC is qualified in its entirety by reference to the full text of the Agreement and Plan of Merger (the “Merger Agreement”), by and among GCSI, GCSI Acqusition Corp., a Maryland corporation and a wholly-owned subsidiary of GCSI, MAC, and the common stockholders of MAC, dated February 8, 2005, a copy of which has been filed as Exhibit 10.2 to our Current Report on Form 8-K, dated February 8, 2005, and is incorporated herein by this reference.

Item. 7.01.  Regulation FD Disclosure.

On April 15, 2005, Guitar Center provided by press release an announcement of the closing of the acquisition of MAC.  The full text of the press release is furnished as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01, including that incorporated herein by reference, is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.  The information in this Item, including that incorporated herein by reference, shall not be deemed incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

Item. 9.01.  Financial Statements and Exhibits.

99.1	Press Release dated April 15, 2005

99.2

Agreement and Plan of Merger, dated as of February 8, 2005, by and among Guitar Center Stores, Inc., a Delaware corporation, GCSI Acqusition Corp., a Maryland corporation, Music & Arts Center, Inc., a Maryland corporation, and the common stockholders of Music & Arts Center, Inc., incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K, dated February 8, 2005.

99.3	Employment Agreement, dated as of April 15, 2005, by and between Music & Arts Center, Inc., a Maryland corporation, and Kenneth O’Brien.

99.4	Agreement Not To Compete, dated as of April 15, 2005, by and between Guitar Center Stores, Inc., a Delaware corporation, and Kenneth O’Brien.

* * * * * * * * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GUITAR CENTER, INC.

Date: April 20, 2005
	By:	/s/ Bruce Ross
Bruce Ross
Executive Vice President and Chief Financial Officer

Exhibits

99.1	Press Release dated April 15, 2005.

99.2

Agreement and Plan of Merger, dated as of February 8, 2005, by and among Guitar Center Stores, Inc., a Delaware corporation, GCSI Acqusition Corp., a Maryland corporation, Music & Arts Center, Inc., a Maryland corporation, and the common stockholders of Music & Arts Center, Inc. (incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K, dated February 8, 2005).

99.3	Employment Agreement, dated as of April 15, 2005, by and between Music & Arts Center, Inc., a Maryland corporation, and Kenneth O’Brien.

99.4	Agreement Not To Compete, dated as of April 15, 2005, by and between Guitar Center Stores, Inc., a Delaware corporation, and Kenneth O’Brien.